Exhibit 10.2

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) made as of the 28th day of September, 2007 by and between JP MORGAN CHASE BANK, N.A., solely in its capacity as trustee for MESA OFFSHORE TRUST, a trust formed under the laws of the State of Texas, having an address at 919 Congress Avenue, Austin, Texas 78701 (the “Pledgor”) and JP MORGAN CHASE BANK, N.A., having an address at 1111 Polaris Parkway, Columbus, Ohio 43240 (the “Secured Party”).

RECITALS

A.                                   Pledgor has executed the Demand Promissory Note (the “Note”) in favor of Secured Party, dated September 28, 2007, evidencing an extension of credit for borrowed money in the amount of $3,000,000.00 (the “Loan”), as authorized under Section 3.07 of the Royalty Trust Indenture (the “Indenture”), dated of December 1, 1982, by and between Mesa Petroleum Co., as Trustor, and JP Morgan Chase Bank, N.A. (successor-in-interest to Texas Commerce Bank National Association), as Trustee of Mesa Offshore Trust (the “Trust”).

B.                                     The Trust is the owner of a 99.99% general partnership interest in Mesa Offshore Royalty Partnership, a Texas general partnership (the “Partnership”).  The Indenture authorizes Pledgor to pledge the Trust’s general partnership interest in the Partnership as security for a loan pursuant to Section 3.07 of the Indenture.  It is in Pledgor’s interest for Secured Party to make the Loan to Pledgor.

C.                                     As one of the conditions for executing the Note and making the Loan to Pledgor, Pledgor has agreed to pledge and grant to Secured Party, for the benefit of Secured Party, a security interest in and to all of the Trust’s interest in the Partnership to secure the Obligations (as defined below).  The parties hereto are entering into this Agreement to set forth their entire understanding with respect to the subject matter hereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the foregoing and the mutual covenants herein contained, agree as follows:

1                                          DEFINITIONS

1.1                                 Certain Defined Terms.

(a)                                  Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in Note.

(b)                                 For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” shall mean:

(a)                                  all of the issued and outstanding general partnership interests now or hereafter owned by Pledgor in the Partnership, together with any cash or property received in exchange or in substitution for such interests (the aforesaid general partnership interests and any income, proceeds, cash or other property received in exchange or in substitution therefor is hereinafter referred to as the “Pledged Interests”); all distributions which may be made on, or distributed in consequence of the ownership of, the Pledged Interests; and all investment property, financial assets, securities, securities entitlements, instruments or distributions of any kind issuable, issued or received upon conversion of, in respect of, or in exchange for the Pledged Interests;

(b)                                 all investment property, financial assets, securities, securities entitlements, equity interests, subscriptions, warrants, options or other rights issued by the Partnership, if any, which are now or hereafter owned by the Pledgor (the “Other Collateral”); and

(c)                                  all proceeds of any of the foregoing.

In the event subscriptions, warrants, options or other rights are issued to the Pledgor in connection with any of the Collateral, such subscriptions, warrants, options and rights shall be deemed to be part of the Collateral.

“Event of Default” shall mean either or both of the following:

(d)                                 An occurrence of an event of default as defined or referenced in Note, or in any agreement, document or instrument incidental to or executed pursuant thereto, or as an amendment or modification to, or in substitution therefor; or

(e)                                  A default in the due performance or observance of any term, covenant or agreement required to be performed or observed pursuant to this Agreement.

“Obligations” shall include (a) any and all obligations and liabilities of any type or nature, now existing or hereafter created, of Pledgor or its respective successors or assigns, to Secured Party or its respective successors, assigns or participants pursuant to the Note; (b) all liabilities and obligations of Pledgor hereunder; and (c) all costs, expenses and liabilities which may be incurred or advances which may be made by Secured Party in any way in connection with any of the Obligations or any collateral security therefor.

“Partnership Agreement” shall mean those certain Articles of General Partnership dated November 30, 1982, as amended by First Amended and Restated Articles of General Partnership dated December 1, 1982, Amendment to First Amended and Restated Articles of General Partnership, dated December 27, 1985, and Second Amendment to First Amended and Restated Articles of General Partnership, dated January 5, 1994, and as the same may be amended, supplemented or restated from time to time.

2                                          CREATION OF SECURITY INTEREST

As security for the full, prompt and complete performance by Pledgor of all of the Obligations, Pledgor hereby pledges and grants a security interest to the Secured Party, in and to the Collateral under the Uniform Commercial Code of the State of Texas, as amended.  Pledgor hereby further agrees to do any and all further things and to execute any and all further documents (including without limitation UCC-l financing statements) as Secured Party shall require or as shall be necessary to effectuate the perfection of the security interest created hereunder in items now or hereafter constituting the Collateral.

3                                          REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Agreement and shall continue until all of the Obligations have been discharged:

3.1                                 The Collateral is owned by the Trust as set forth on Exhibit A hereto and is free and clear of any and all options, claims, security interests, liens, pledges and encumbrances except those in favor of the Secured Party being granted hereby.

3.2                                 Pledgor has the full power and legal authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the right and power to pledge and transfer the Collateral), and this Agreement constitutes the authorized, valid and legally binding obligation thereof enforceable in accordance with its terms, except that the enforceability of the remedies set forth in this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditor’s rights generally.

3.3                                 The Collateral now constitutes and at all times shall constitute (a) all of the Pledged Interests owned by the Trust and (b) all of the Other Collateral owned by the Trust.

3.4                                 There are no outstanding options, warrants or other rights to purchase, or contracts or commitments to issue, or any interests, instruments or evidences of indebtedness convertible in any manner into equity interests of the Partnership.

3.5                                 The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof, will not result in the breach of any of the terms, conditions or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under, any agreement or other instrument to which Pledgor is a party or by which it is bound, or any provision of the Partnership Agreement, as applicable, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation.

3.6                                 No approvals of any nature are required by any governmental or regulatory body in connection with the pledge of the Collateral provided for herein and no such approvals are required to be obtained by Pledgor in connection with the transfer of the Collateral upon the exercise of Secured Party’s rights hereunder.

4                                          EXERCISE OF PLEDGOR’S RIGHTS

Prior to the occurrence of an Event of Default, Pledgor shall exercise all of its rights with respect to the Collateral owned by the Trust including all rights of the Trust set forth in the Partnership Agreement; provided, however, that Pledgor shall not in any event exercise any of such rights in a manner which would cause or constitute an Event of Default or would otherwise be inconsistent with any of the terms, conditions or provisions of this Agreement or the Note.  Upon the occurrence and during the continuance of any Event of Default, Secured Party and its respective successors and assigns may exercise the rights of Pledgor with respect to the Collateral and otherwise set forth in the Partnership Agreement irrespective of whether Secured Party exercises any of its other rights and remedies hereunder or under law, and for such purpose

Secured Party and its respective successors and assigns are hereby designated as Pledgor’s proxy, which designation shall be deemed to be coupled with an interest and to be irrevocable and valid until the termination of the security interest herein granted or the curing of such Event of Default, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding.  The designation set forth in the previous sentence shall be deemed to amend and supersede any inconsistent provision in the Partnership Agreement or other agreements or documents to which Pledgor is subject or by which it is bound.  Pledgor shall execute all such further documents and do all such further things as may be reasonably requested by Secured Party to effect Secured Party’s ability to exercise Pledgor’s rights with respect to the Collateral and under the Partnership Agreement.

5                                          COVENANTS OF PLEDGOR

Until the security interests of Secured Party terminate pursuant to this Agreement, Pledgor shall comply with the following covenants and agreements and shall exercise its rights with respect to the Collateral and as otherwise provided in the Partnership Agreement to cause the Partnership to comply with the following covenants and agreements:

5.1                                 Pledgor shall perform fully and timely its obligations, covenants and agreements hereunder (including the performance of the Obligations).

5.2                                 Pledgor shall execute and deliver, upon request of Secured Party, from time to time, such financing statements, continuation statements, assignments, security agreements and such other instruments or documents as Secured Party may request to perfect, and to keep and continue perfected at all times, Secured Party’s security interest in the Collateral.

5.3                                 Pledgor hereby covenants and agrees with Secured Party that notwithstanding anything to the contrary in the Partnership Agreement, any payments which would have been paid to Pledgor pursuant to the Partnership Agreement or by law in connection with any liquidation of the Partnership shall be paid to Secured Party and applied to the repayment of the Obligations prior to being paid to Pledgor.

5.4                                 Pledgor shall not permit the Partnership, except with the prior written consent of Secured Party, to (a) issue any securities or interests of any kind or any options, warrants or other rights entitling any person or entity to acquire any member interests, (b) make any commitment to purchase, liquidate or otherwise acquire any such securities or interests, (c) amend the Partnership Agreement, or (d) authorize or cause any change in its capital structure.

5.5                                 Pledgor shall not transfer, sell, encumber or otherwise dispose of the Collateral, and shall not create, assume or suffer to exist any security interest, lien, charge or other encumbrance in favor of any individual or entity in, on or to any of the Collateral, except as created hereunder.

6                                          RIGHTS AND REMEDIES OF SECURED PARTY

6.1                                 In addition to any other rights accorded to Secured Party hereunder, upon the occurrence and during the continuance of any Event of Default:

6.1.1                        Secured Party shall be entitled to receive any cash distributions or payments on the Collateral and to exercise in Secured Party’s discretion all rights pertaining to the Collateral.

6.1.2                        Secured Party shall have the right to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to exercise decision-making or consent rights with respect to and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or Pledgor.

6.1.3                        Pledgor shall take any action necessary or required or requested by Secured Party in order to allow Secured Party fully to enforce its security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.

6.1.4                        Secured Party shall have all of the rights of a secured party under the Uniform Commercial Code of the State of Texas, as amended, and any other applicable law including the right to sell any or all of the Collateral at one or more public or private sales upon at least ten (10) days’ written notice to Pledgor (at the address set forth in or designated pursuant to Section 11.1 hereof) of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale and to bid thereat or purchase any part or all thereof in its own or a nominee’s name, free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith) including reasonable attorneys’ fees, to the payment of the Obligations in any manner or order which Secured Party, in its sole discretion, may elect, to the payment of any other amount required by law, and to pay any remaining net proceeds (if any) to Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines.  Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable.  Pledgor hereby waives any rights it may have of equity, redemption, stay or appraisal with respect to the Collateral.

6.2                                 In the event that after the occurrence and during the continuance of any Event of Default, the Secured Party shall sell all or any of the Collateral to another party or parties (herein called “Purchaser”) or shall purchase all or any of the Collateral or retain the Collateral pursuant to its rights so to do, Pledgor shall use its best efforts to:

(i)                                     Deliver to the Secured Party or Purchaser, as the case may be, the books of account, deeds, leases, indentures, agreements, evidences of indebtedness and financial records and all other documents and records of the Partnership;
(ii)                                  Obtain resignations of the persons then serving as officers or managers, if any, of the Partnership; and
(iii)                               Use all reasonable efforts to obtain any approvals (other than for a registration under federal or state securities laws) that are required by any governmental or regulatory body, if any, in order to permit the sale of the Collateral to the Purchaser and allow Purchaser to continue the business of the Partnership.

6.3                                 To induce Secured Party to enter into the Note, Pledgor agrees that in the event Pledgor becomes the debtor in a bankruptcy proceeding, receivership, or similar proceeding:

(a)                                  Secured Party shall be entitled to seek immediate relief from any stay in order that Secured Party may exercise its rights and remedies with respect to the Collateral.

(b)                                 Pledgor admits that the Collateral is not necessary to a plan of reorganization or liquidation, and that Secured Party may not have adequate protection absent foreclosure and the exercise of Secured Party’s other remedies as to the Collateral.

(c)                                  Pledgor agrees that the rights, powers and remedies given to Secured Party under this Agreement and the Note are cumulative and not exclusive of any thereof or of any other powers, rights or remedies available to Secured Party.

7                                          POWER OF ATTORNEY

Secured Party is hereby appointed by Pledgor as its Attorney-in-Fact, irrevocably, to do any and all acts and things which Secured Party may deem necessary to perfect and continue perfected the security interest hereby created including, without limitation, the execution on behalf of Pledgor of any financing or continuation statement with respect to the security interest created hereby and, upon the occurrence and during the continuance of any Event of Default, to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the endorsement of any drafts or orders which may be payable to Pledgor in respect of, arising out of, or relating to any or all of the Collateral and the prosecution of all rights included in the Collateral.

8                                          DELAY AND NON-WAIVER

No delay or omission by Secured Party to exercise any remedy or right accruing upon an Event of Default shall impair any such remedy or right, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

9                                          OBLIGATION OF PLEDGOR UNCONDITIONAL

Pledgor hereby agrees that Pledgor’s liability hereunder is unconditional, irrespective of: (a) the legality, validity or enforceability of the Obligations; (b) the legality, validity or enforceability of any security interest, mortgage or pledge granted by the Pledgor or any other person as collateral for the Obligations, any guarantee, suretyship, letter of credit or reimbursement agreement issued by any person secondarily or otherwise liable for any of the Obligations, any right of set-off against any deposit account or credit on the Secured Party’s or any Lender’s books in favor of the Pledgor or any person secondarily or otherwise liable for any of the Obligations, or any other device providing collateral security for payment of the

Obligations (all of the above referenced devices being referred to herein as the “Collateral Security”); (c) the failure by Secured Party for any reason to resort to, enforce or exhaust its remedies under or against the Obligations or the Collateral Security; (d) the waiver or consent by Secured Party with respect to any term or condition of the Obligations or the Collateral Security; (e) the recovery of any judgment against Pledgor or any action to enforce such judgment or any other circumstance which might, absent the unconditional nature of this Agreement, constitute a legal or equitable discharge or defense of a guarantor, a pledgor or a debtor.

10                                    TERMINATION OF SECURITY INTEREST

At such time as (a) all of the Obligations have been paid and/or performed in full, (b) such satisfaction of the Obligations is not then subject to any filed or threatened claim, contest, voidance or offset of any type whatsoever, and (c) all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors’ rights laws shall have expired as to the Obligations, the security interest provided herein shall terminate and Secured Party shall return to Pledgor thereof all Collateral then held by Secured Party, if any, and upon written request, shall execute, in form for filing, termination statements of the security interest herein granted and, thereafter, no party hereto shall have any further rights or obligations hereunder.

11                                    MISCELLANEOUS PROVISIONS

11.1                           Notices

All notices and correspondence, hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the address set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the Fax numbers and the addresses set forth below.

If to Secured Party:

                                                JP Morgan Chase Bank, N.A.

                                                4 New York Plaza — Floor 15

New Yew, New York 10004-2413

                                                Attention: Thomas J. Foley

If to Pledgor:

                                                Mesa Offshore Trust

                                                c/o JP Morgan Chase Bank, N.A., Trustee

                                                919 Congress Avenue

                                                Suite 500

                                                Austin, Texas 78701

                                                United States of America

                                                Attention: Mike Ulrich, Bank of New York, Vice President

With copies to:

David C. Buck
Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.1.  All such notices and correspondence shall be deemed given upon the earlier to occur of (a) actual receipt, (b) if sent by certified or registered mail, three business days after being post-marked, (c) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (d) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

11.2                           Successors and Assigns

This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of and be enforceable by the successors and assigns of Secured Party.

11.3                           Entire Agreement

This Agreement and the Note set forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein.  This Agreement may not be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

11.4                           Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the State of Texas (without regard to conflict of laws principles).

11.5                           Consent to Jurisdiction Service and Venue

For the purpose of any action which may be brought in connection with this Agreement, Pledgor hereby consents to the jurisdiction and venue of the courts of the State of Texas and of any federal court located in the State of Texas, and consents to service of process in connection with any such matter by means of first class mail, postage prepaid, sent to the address of Pledgor in the manner specified in Section 11.1.  Pledgor hereby waives the right to contest the jurisdiction and venue of the aforesaid courts located in the State of Texas on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against Secured Party in any court outside the State of Texas.  The provisions of this Section shall not limit or otherwise affect the right of Secured Party to institute and conduct action in any other appropriate manner, jurisdiction or court.  The provisions of this Section 11.5 have been fully disclosed by the parties hereto and the provisions hereof shall be subject to no exceptions.

11.6                           WAIVER OF JURY TRIAL

PLEDGOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.  PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE SECURED PARTY (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. PLEDGOR ACKNOWLEDGES THAT THE SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 14.6.

11.7                           Severability

If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect’ any other of the terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.

11.8                           Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:

MESA OFFSHORE TRUST, a Texas trust

By: The Bank of New York Trust Company, N.A. as attorney-in-fact for JPMORGAN BANK, N.A. , Trustee

	By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Signature Page to Pledge Agreement

SECURED PARTY:

JP MORGAN CHASE BANK, N.A.

By:	/s/ Paul Zink
Name:	Paul Zink
Title:	Vice President

Signature Page to Pledge Agreement

2

EXHIBIT A

Ownership of Collateral

Mesa Offshore Trust owns 99.99% of the general partnership interest in the Mesa Offshore Royalty Partnership, a Texas general partnership.  Pledgor as trustee of the Mesa Offshore Trust has authority to pledge this general partnership interest.